Exhibit 99.1

11730 Plaza America Drive

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations Counsel	Director of Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports Third-Quarter 2015 Financial and Operating Results

•	Third-quarter revenue of $82 million, up 9% over prior year;

•	EPS of $0.23 exceeds high end of guidance; and

•	Company reports third-quarter bookings of $258 million, or 3.1 times revenue.

RESTON, VA, October 28, 2015 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the third quarter ended September 30, 2015.

Third-quarter 2015 revenue was near the midpoint of management’s guidance range issued last quarter, while diluted EPS of $0.23 was $0.03 above the high end of the guidance range.

Third-Quarter 2015 Results

For the three months ended September 30, 2015, revenue increased by 8.8%, or $6.7 million, over the same period a year ago. This increase is principally due to revenues added by Computech contracts as well as from new awards during the past year. The increase was partially offset by completed contracts and reductions in staffing and scope of work on certain contracts.

NCI’s U.S. Army Program Executive Office Soldier (“PEO Soldier”) contract accounted for $7.3 million, or 8.8% of revenue, in the third quarter of 2015, down $1.2 million from $8.5 million, or 11.3% of revenue, in the third quarter of 2014.

As previously announced, NCI was awarded a new $211 million services contract in support of the U.S. Army’s

PEO Soldier Program during the third quarter. The new award is a consolidation of two legacy contracts, one of which was held by NCI. As such, once fully staffed, the new contract is expected to generate higher revenues than NCI’s legacy PEO Soldier contract.

Earnings before interest, taxes, depreciation and amortization (EBITDA)1 for the quarter was $7.2 million, or 8.7% of revenue, compared with $5.4 million, or 7.1% of revenue, for the third quarter of 2014. EBITDA and EBITDA margin for the third quarter of 2015 improved primarily as a result of higher-margin revenue from Computech contracts. EBITDA margin benefitted further as a result of improved cost absorption across a higher revenue base.

Operating income for the third quarter of 2015 was $5.4 million compared with $4.0 million for the third quarter of 2014. Operating margin for the third quarter of 2015 was 6.5% compared with 5.2% for the third quarter of 2014. Operating income and margin increased as a result of the factors affecting EBITDA and EBITDA margin and lower depreciation expense, partially offset by amortization of purchased intangibles.

Net income for the third quarter of 2015 was $3.2 million compared with $2.4 million for the third quarter of 2014. Net income increased due to the factors affecting operating income, partially offset by higher interest expense. Diluted EPS for the third quarter of 2015 was $0.23 compared with $0.18 for the third quarter of 2014.

Days sales outstanding (DSO) was 59 days as of September 30, 2015, compared with 60 days at June 30, 2015, and 65 days at December 31, 2014.

Cash flow provided by operating activities for the nine months ended September 30, 2015, was $22.5 million, $8.5 million of which was generated in the third quarter. Subtracting capital expenditures of approximately $1.5 million resulted in free cash flow of $21.0 million for the nine months ended September 30, 2015, or 2.4 times net income.

NCI reported total backlog at September 30, 2015, of $506 million, of which $136 million was funded, compared with total backlog at June 30, 2015, of $330 million, of which $132 million was funded. Bookings for the third quarter were $258 million, equating to 3.1 times revenue. Year-to-date bookings were $311 million, or 1.2 times revenue.

[1]	NCI believes that information concerning EBITDA enhances overall understanding of its current financial performance, especially the enhanced margins and profitability of the company after its acquisition of Computech, Inc. on January 1, 2015. NCI computes EBITDA, which is a non-GAAP financial measure, as reflected in the reconciliation table at the end of this release.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for the fourth quarter and updating guidance for the full fiscal year 2015. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Fourth Quarter Fiscal Year 2015 Ending December 31, 2015	Fiscal Year Ending December 31, 2015
Revenue	$78 million–$84 million	$327 million–$333 million
Diluted EPS	$0.20–$0.22	$0.83–$0.85
Diluted share count	13.7 million	13.7 million

“NCI’s third quarter featured strong bookings in addition to solid operating results,” said NCI’s President and CEO Brian J. Clark. “Improved performance on NCI’s legacy contracts coupled with Computech’s higher-margin agile software development and big data projects contributed to higher operating and EBITDA margins for the quarter. We also posted significant bookings of new and recompeted awards in the quarter, which serves as an important validation of the business development restructuring we’ve undertaken over the past few years. Notably, third-quarter bookings include our win of the $211 million, five-year PEO Soldier contract, as well as several other new and recompeted contracts in this highly cost-competitive environment.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EDT to discuss third quarter 2015 results, issue guidance for the fourth quarter and update guidance for the full fiscal year 2015.

Analysts and institutional investors may listen to the conference call by dialing (888) 359-3624 (United States/Canada) or (719) 457-2627 (international) with pass code 371633. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through November 5, 2015, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 371633.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health care and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile software application and systems development/integration; cybersecurity and information assurance; engineering and logistics support; enterprise information management and advanced analytics; cloud computing and IT infrastructure optimization; health IT and medical support; IT service management; and modeling, simulation and training. Headquartered in Reston, Virginia, NCI has more than 1,800 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense- and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 and 2014 fiscal years), other delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, or share repurchases, and any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs, and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue	$82,310	$75,660	$249,077	$242,588
Operating expenses:
Cost of revenue	68,677	64,102	207,832	208,033
General and administrative expenses	6,445	6,205	19,941	19,967
Depreciation and amortization	1,794	1,401	5,774	4,302
Acquisition and integration related expenses	6	—	428	—

Total operating expenses	76,922	71,708	233,975	232,302

Operating income	5,388	3,952	15,102	10,286
Interest expense, net	204	95	662	302

Income before income taxes	5,184	3,857	14,440	9,984
Provision for income taxes	2,013	1,495	5,818	3,956

Net income	$3,171	$2,362	$8,622	$6,028

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,029	12,903	13,004	12,879
Net income per share	$0.24	$0.18	$0.66	$0.47

Diluted:
Weighted average shares outstanding	13,697	13,486	13,659	13,475
Net income per share	$0.23	$0.18	$0.63	$0.45

Cash dividend declared and paid per share	$—	$—	$0.12	$—

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par value)

	As of September 30, 2015	As of December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$24	$25,819
Accounts receivable, net	52,820	52,856
Deferred tax assets, net	3,942	3,950
Prepaid expenses and other current assets	2,589	3,382

Total current assets	59,375	86,007
Property and equipment, net	6,440	7,371
Other assets	1,562	1,748
Deferred tax assets, net	37,619	37,839
Intangible assets, net	20,239	3,719
Goodwill	33,878	—

Total assets	$159,113	$136,684

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$15,167	$15,646
Accrued salaries and benefits	17,999	16,481
Deferred revenue	2,868	3,226
Other accrued expenses	7,090	4,653

Total current liabilities	43,124	40,006

Long-term debt	11,297	—
Other long-term liabilities	2,636	2,901

Total liabilities	57,057	42,907

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,258 shares issued and 8,341 shares outstanding as of September 30, 2015, and 9,223 shares issued and 8,306 shares outstanding as of December 31, 2014	176	175
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of September 30, 2015 and December 31, 2014	89	89
Additional paid-in capital	75,623	74,406
Treasury stock at cost—917 shares of Class A common stock as of September 30, 2015 and December 31, 2014	(8,331)	(8,331)
Retained earnings	34,499	27,438

Total stockholders’ equity	102,056	93,777

Total liabilities and stockholders’ equity	$159,113	$136,684

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$8,622	$6,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,774	4,302
Share-based compensation	1,036	2,774
Deferred income taxes	228	(72)
Changes in operating assets and liabilities: (net of businesses acquired)
Accounts receivable, net	5,421	9,209
Prepaid expenses and other assets	3,893	474
Accounts payable	(1,387)	(3,344)
Accrued expenses and other liabilities	(1,105)	1,670

Net cash provided by operating activities	22,482	21,041

Cash flows from investing activities:
Purchases of property and equipment	(1,537)	(586)
Cash paid for acquisition, net of cash acquired	(56,657)	—

Net cash used in investing activities	(58,194)	(586)

Cash flows from financing activities:
Borrowings under credit facility	146,395	42,496
Repayments on credit facility	(135,099)	(43,496)
Proceeds from exercise of stock options	235	253
Repurchase of stock awards	(53)	(86)
Dividends paid	(1,561)	—

Net cash provided by (used in) financing activities	9,917	(833)

Net change in cash and cash equivalents	(25,795)	19,622
Cash and cash equivalents, beginning of period	25,819	50

Cash and cash equivalents, end of period	$24	$19,672

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$588	$247

Income taxes	$2,871	$3,460

Non-cash investing and finance activities during the period for:
Leasehold improvements acquired under tenant improvement funds	$—	$706

NCI, INC.

EBITDA Reconciliation Table

(UNAUDITED)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
GAAP operating income	$5,388	$3,952	$15,102	$10,286
Depreciation and amortization	1,794	1,401	5,774	4,302

EBITDA	7,182	5,353	20,876	14,588
EBITDA margin	8.7%	7.1%	8.4%	6.0%

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